UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2007

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

                            (415) 421-7900

Registrant’s telephone number, including area code

                                                 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 8, 2007, Williams-Sonoma, Inc. (the “Company”), amended its Reimbursement Agreements, dated as of July 1, 2005, as amended from time to time, with each of Bank of America, N.A., The Bank of New York and Wells Fargo Bank, N.A., and its Reimbursement Agreements, dated as of September 8, 2006, as amended from time to time, with each of JPMorgan Chase Bank, N.A. and U.S. Bank National Association (collectively with Bank of America, N.A., The Bank of New York and Wells Fargo Bank, N.A., the “Banks”), to, among other things, extend the maturity dates of the agreements, and increase the aggregate availability under the agreements by $10,000,000. These Reimbursement Agreements allow the Company to request the Banks to issue letters of credit on the Company’s behalf in an aggregate amount of up to $175,000,000. The Company can request the Banks to issue letters of credit up until the maturity of the agreements on September 7, 2008. The latest expiration possible for any future letters of credit issued under the agreements is February 4, 2009. The Company also has an unsecured revolving credit line with Bank of America, N.A., The Bank of New York, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank National Association, among others.

The letter of credit facilities contain certain restrictive loan covenants, including, among others, financial covenants requiring a maximum leverage ratio (funded debt adjusted for lease and rent expense to EBITDAR) and a minimum fixed charge coverage ratio, and covenants limiting the Company’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments and repurchase stock. The Company’s obligations under the letter of credit facilities are guaranteed by certain of the Company’s U.S. subsidiaries.

The letter of credit facilities contain events of default that include, among others, non-payment of reimbursement obligations, inaccuracy of representations and warranties, violation of covenants, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness and events constituting a change of control. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the letter of credit facilities, an obligation of the Company to deposit with the Banks as collateral an amount equal to all outstanding letters of credit, an increase to the applicable interest rate, and an obligation of any or all of the Company’s U.S. subsidiaries to pay the full amount of the Company’s obligations under the letter of credit facilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: September 13, 2007	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

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